Exhibit 99.3

Forward - Looking Information This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95, regarding the financial condition, results of operations, business plans and the future performance of BB&T that are based on the beliefs and assumptions of the management of BB&T and the information available to management at the time th at these disclosures were prepared. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify thes e f orward - looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:  general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, amo ng other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;  disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U.S. g ove rnment obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe;  changes in the interest rate environment and cash flow reassessments may reduce NIM and/or the volumes and values of loans ma de or held as well as the value of other financial assets held;  competitive pressures among depository and other financial institutions may increase significantly;  legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Fran k Act may adversely affect the businesses in which BB&T is engaged;  local, state or federal taxing authorities may take tax positions that are adverse to BB&T;  a reduction may occur in BB&T’s credit ratings;  adverse changes may occur in the securities markets;  competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully t han BB&T and may be subject to different regulatory standards than BB&T;  natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operation s o r the ability or willingness of BB&T’s customers to access the financial services BB&T offers;  costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expect ed;  expected cost savings or revenue growth associated with completed mergers and acquisitions may not be fully realized or reali zed within the expected time frames;  significant litigation could have a material adverse effect on BB&T;  deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expecte d ;  cyber - security risks, including “denial of service,” “hacking” and “identity theft,” could adversely affect our business and fin ancial performance, or our reputation;  h igher than expected costs related to information technology infrastructure or a failure to successfully implement future syst em enhancements could adversely impact BB&T’s financial condition and results of operations and could result in significant additional costs to BB&T;  f ailure to execute on the Company’s strategic or operational plans, including the ability to successfully complete and/or inte gra te mergers and acquisitions, could adversely impact BB&T’s financial condition and results of operations; and  widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, co uld adversely impact BB&T’s financial conditions and results of operations. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this r eport. Actual results may differ materially from those expressed in or implied by any forward - looking statement. Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forwar d - l ooking statements for any reason. Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with ac counting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non - GAAP” measures in their analysis of the Corporation’s performance and the efficiency of its operations. Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The c omp any believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performanc e without the impact of unusual items that may obscure trends in the company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they nece ssa rily comparable to non - GAAP performance measures that may be presented by other companies. Below is a listing of the types of non - GAAP measures used in this presentation:  Tangible common equity and related ratios are non - GAAP measures. The return on average risk - weighted assets is a non - GAAP measure . BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation.  The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adjusted to remove the impact of loans that are or were covered by FDIC loss sharing agreements. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting .  Adjusted fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expen se, amortization of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T’s management uses these measures in their analysis of the Corporation’s per formance. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significa nt gains and charges.  Return on average tangible common shareholders’ equity is a non - GAAP measure that calculates the return on average common shareholders’ equity without the impact of intangible assets and their related amortization . This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Core net interest margin is a non - GAAP measure that adjusts net interest margin to exclude the impact of interest income and fun ding costs associated with loans and securities acquired in the Colonial acquisition and purchased credit impaired (“PCI”) loans acquired from Susquehanna. Core net interest margin is also adjusted to remove the purchase acc oun ting marks and related amortization for non - PCI loans and deposits acquired from Susquehanna. BB&T’s management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acq uir ed provide investors with useful information related to the performance of BB&T’s earning assets. A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included in BB&T’s Fourth Quarter 2015 Quarterly Performance Summary, which is available on BB&T’s website at www.bbt.com.

2015 Fourth Quarter Performance Highlights[1]

BB&T

Earnings[1]

- Net income totaled $502 million[2] and diluted EPS totaled $0.64
- Adjusted diluted EPS totaled $0.68 excluding merger-related charges
- GAAP ROA was 1.03% and ROTCE was 13.37%
- Adjusted ROA[3] was 1.09% and adjusted ROTCE[3] was 14.19%

Revenues[4]

- Revenues totaled $2.6 billion, up $164 million vs. 4Q14, primarily due to the Susquehanna acquisition
- Full year revenues totaled $9.8 billion, up 4.1%; record fee income for 2015
- Net interest margin remained stable at 3.35%

Expenses[3]

- Efficiency improved to 58.8%
- Achieved positive operating leverage

Loans

- Average loans and leases held for investment totaled $134.8 billion in 4Q15 vs. $130.5 billion in 3Q15
- Excluding acquisitions[5], average loans held for investment grew approximately 2.0% annualized vs. 3Q15; or 4.5% excluding residential mortgage
- Organic loan growth led by C&I, Direct Retail and Equipment Finance

Strategic Highlights

- Received regulatory approval for National Penn Bancshares
  - Expected closing April 1
- Successful systems conversion of Susquehanna Bancshares in November

[1] Returns and linked quarter growth rates are annualized, except credit metrics
[2] Available to common shareholders
[3] Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
[4] Revenues presented on a taxable equivalent basis
[5] "Acquisitions" include Susquehanna, Bank of Kentucky, BankAtlantic and certain other smaller acquisition activity

3

4 4 Pre - Tax After Tax Diluted EPS Impact Merger - related and restructuring charges $ 50 $ 33 $ (0.04) Selected Items Affecting Earnings ($ in millions, except per share impact)

5 5 Record Loans Following Successful Acquisitions 1 ▪ Average loan growth, excluding acquisitions 3 , was 2.0% annualized and 4.5% annualized excluding residential mortgage, vs. 3Q15 ▪ Experienced strong loan growth vs. 3Q15 in several categories (excludes acquisitions):  C&I, up 7.8% annualized 3  Direct Retail, up 11.2% annualized 3  BB&T Equipment Finance, up 13.5 % annualized ▪ Loan growth, excluding acquisitions, continues to reflect runoff in residential mortgage ($432 million lower) and sales finance ($406 million decline) 1 Excludes loans held for sale 2 Other lending subsidiaries consist of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial, Regional Acceptance, among others 3 Excludes the impact of acquisitions. See non - GAAP reconciliations included in the Appendix. $118.3 $118.8 $120.0 $130.5 $ 134.8 $100.0 $108.0 $116.0 $124.0 $132.0 $140.0 4Q14 1Q15 2Q15 3Q15 4Q15 Average Loans Held for Investment ($ in billions) C&I $ 48,047 13.5% CRE – IPP 13,264 23.8 CRE – C&D 3,766 29.9 Dealer floor plan 1,164 40.6 Direct retail lending 10,896 38.8 Sales finance 10,533 5.6 Revolving credit 2,458 6.1 Residential mortgage 30,334 (0.7) Other lending subsidiaries 2 13,281 13.7 Acquired from FDIC and PCI 1,070 6.8 Total $ 134,813 13.0% 4 Q15 Average Balance 4 Q15 v. 3Q15 Annualized Increase (Decrease) Average Loans Held for Investment ($ in millions) ▪ Oil and gas portfolio totals $1.4 billion, or 1% of total loans  No delinquencies, nonaccruals or losses this quarter ▪ Management expects loan growth of approximately 1% in 1Q16, slowed by seasonal portfolios

6 6 Improved Deposit Mix and Cost $130.3 $129.5 $131.9 $143.8 $ 148.5 0.25% 0.25% 0.24% 0.24% 0.24% 0.20% 0.25% 0.30% 0.35% 0.40% $105.0 $115.0 $125.0 $135.0 $145.0 $155.0 4Q14 1Q15 2Q15 3Q15 4Q15 Total Interest-Bearing Deposit Cost ▪ Average total deposits grew $4.7 billion, or 12.8% annualized ▪ Excluding acquisitions 1 , average noninterest - bearing deposits increased approximately $800 million; or 7.5% annualized ▪ Excluding acquisitions, average noninterest - bearing deposit mix was 32.3% in 4Q15 vs. 31.7% in 3Q15 1 ▪ Time deposits continue to decline ($650 million lower excluding acquired balances) 1 Average Total Deposits ($ in billions) $39.1 $39.7 $41.5 $44.2 $ 45.8 $30.0 $34.0 $38.0 $42.0 $46.0 4Q14 1Q15 2Q15 3Q15 4Q15 Average Noninterest - Bearing Deposits ($ in billions) Noninterest - bearing deposits $ 45,824 15.0% Interest checking 24,157 27.5 Money market & savings 61,431 14.2 Subtotal $ 131,412 16.9% Time deposits 16,981 3.4 Foreign office deposits – Interest - bearing 98 NM Total deposits $ 148,491 12.8% 4Q15 Average Balance 4Q15 v. 3Q15 Annualized Increase (Decrease) Average Deposits ($ in millions) 1 See non - GAAP reconciliations included in the Appendix

7 7 Credit Quality Remains Excellent 1,2 ▪ Loans 90 days or more past due and still accruing decreased $69 million vs. 3Q15 ▪ Loans 30 - 89 days increased 13.5% vs. 3Q15  Reflects conversion of Susquehanna mortgage portfolio to MBA methodology ▪ Management expects 1Q16 net charge - offs to be in the range of 35 to 45 bps, reflecting normal retail seasonality ▪ NPAs decreased 4.3% vs. 3Q15  Decline driven by mortgage loan sale (no gain or loss), offset by a methodology change for mortgage and HELOCs ▪ Management expects NPA levels to remain in a similar range in 1Q16 0.42% 0.40% 0.38% 0.36% 0.34% 0.00% 0.20% 0.40% 0.60% 4Q14 1Q15 2Q15 3Q15 4Q15 Total Nonperforming Assets as a Percentage of Total Assets Annualized Net Charge - offs / Average Loans 1 Includes acquired from FDIC and PCI; excludes loans held for sale 2 See non - GAAP reconciliations included in the Appendix 0.39% 0.34% 0.33% 0.32% 0.38% 0.00% 0.20% 0.40% 0.60% 4Q14 1Q15 2Q15 3Q15 4Q15

8 8 Allowance Coverage Ratios Remain Strong 3.21x 3.60x 3.71x 3.44x 2.83x 2.39x 2.45x 2.55x 2.49x 2.53x 1.00 2.00 3.00 4.00 4Q14 1Q15 2Q15 3Q15 4Q15 ALLL to Net Charge-offs ALLL to NPLs HFI ▪ Coverage ratios remain healthy at 2.83x and 2.53x for the allowance to net charge - offs and NPLs, respectively ▪ The ALLL to loans ratio was 1.07%, compared to 1.08% last quarter  Loan portfolios have a remaining mark of approximately $750 million  Total ACL is $1.55 billion ▪ Oil and gas - related loans reflect an allowance for credit losses of approximately 5%. ALLL Coverage Ratios

9 9 Net Interest Margin Expected to Increase 3.36% 3.33% 3.27% 3.35% 3.35% 3.20% 3.18% 3.16% 3.15% 3.12% 2.50% 3.00% 3.50% 4.00% 4Q14 1Q15 2Q15 3Q15 4Q15 Reported NIM Core NIM ▪ 4Q15 NIM stable at 3.35% as a result of:  Purchase accounting impact (+3 bps)  Impact from rate, volume and earning asset mix changes ( - 3 bps) ▪ 4Q15 core NIM was 3.12%, down 3 bps vs. 3Q15  Due to lower loan yields and larger balances held at the FRB ▪ Management expects GAAP and core net interest margin to increase modestly in 1Q16, assuming no changes in interest rates ▪ Asset sensitivity decreased slightly from 3Q15 due to investment and borrowing mix changes offset by loan mix and an increase in free funds Net Interest Margin 1 - 0.69% 0.78% 1.58% 2.23% - 0.01% 0.97% 1.89% 2.71% -1.00% 0.00% 1.00% 2.00% 3.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 12/31/15 Sensitivities as of 9/30/15 Rate Sensitivities 1 See non - GAAP reconciliations included in the attached Appendix

10 10 Fee Income Increases 10.8% ▪ Insurance income increased $26 million vs. 3Q15 primarily due to seasonality  Decline vs. 4Q14 results from American Coastal sale ▪ Investment banking and brokerage fees and commissions decreased $14 million due to higher capital markets activity in the prior quarter ▪ Other income was up $15 million primarily due to:  $25 million increase in income related to assets for certain post - employment benefits, which is offset in personnel expense  $12 million improvement in client derivative income Offset by:  A decrease of $20 million in partnership and other investment income 46.2% 45.8% 46.3% 42.1% 41.8% 35.0% 40.0% 45.0% 50.0% 4Q14 1Q15 2Q15 3Q15 4Q15 Fee Income Ratio 1,3 4Q15 4Q15 v. 3Q15 2 Increase (Decrease) 4Q15 v. 4Q14 Increase (Decrease) Insurance income $ 380 29.1% (7.1) % Service charges on deposits 165 (4.8) 3.1 Mortgage banking income 104 (25.0) (18.8) Investment banking and brokerage fees and commissions 91 (52.9) (18.8) Trust and investment advisory revenues 64 6.3 14.3 Bankcard fees and merchant discounts 56 (7.0) 7.7 Checkcard fees 47 17.6 14.6 Operating lease income 33 12.4 13.8 Income from bank - owned life insurance 27 (27.4) (10.0) FDIC loss share income, net (52) (41.0) (38.1) Securities gains (losses), net - NM NM Other income 3 100 70.0 12.4 Total noninterest income $ 1,015 10.8% (0.7) % Noninterest Income ($ in millions) 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non - GAAP reconciliations incl uded in the attached Appendix 2 Linked quarter percentages are annualized 3 Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period infor mat ion has been revised to conform to the current presentation ▪ Management expects modest growth in fee income in 1Q16 led by insurance and investment banking, offset by lower mortgage and service charges on deposits

Noninterest Expense Reflects Acquisitions



Efficiency Ratio[1,3]
65.0%
60.0%
55.0%
50.0%
55.6%
58.5%
59.2%
59.2%
58.8%
4Q14
1Q15
2Q15
3Q15
4Q15

- Personnel expense increased $11 million vs. 3Q15 primarily due to:
  - Higher salary expenses from increased headcount from acquisitions and
  - Increase in post-employment benefits

  Offset by:
  - Improved expenses related to medical insurance benefits and
  - A reduction in equity-based compensation due to timing of expense recognition for retirement eligible employees
- Other expense increased $14 million primarily due to operating charge-off adjustments, charitable contributions and travel
- Average FTEs increased 1,057 primarily due to the Susquehanna acquisition
- 4Q15 effective tax rate was 31.7%. Management expects the effective tax rate for 1Q16 to be similar to this quarter.

Noninterest Expense

($ in millions)

		4Q15	4Q15 v. 3Q15[2] Increase (Decrease)	4Q14 v. 4Q14 Increase (Decrease)
Personnel expense	$	893	4.9 %	12.5 %
Occupancy and equipment expense		192	19.5	14.3
Software expense		52	15.9	15.6
Loan-related expense		37	(10.4)	(47.9)
Outside IT services		41	68.0	51.9
Professional services		29	(122.8)	(23.7)
Amortization of intangibles		32	41.0	45.5
Regulatory charges		28	47.6	16.7
Foreclosed property expense		11	(105.8)	10.0
Merger-related and restructuring charges, net		50	(139.1)	(177.8)
Other expense		232	25.5	31.1
Total noninterest expense	**$**	**1,597**	**0.7 %**	**14.6 %**

- Management expects 1Q16 expenses to be flat vs. 4Q15 due to higher FICA / employee benefits expenses offset by lower merger-related costs

[1] Excludes certain items as detailed in non-GAAP reconciliation section
[2] Linked quarter percentages are annualized
[3] Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

11

Capital and Liquidity Strength



Common Equity Tier 1[1]
11.0%
10.5%
10.0%
9.5%
9.0%
10.6%
10.5%
10.4%
10.1%
10.2%
4Q14
1Q15
2Q15
3Q15
4Q15
Basel I
Basel III[2]

- The common equity tier 1 ratio was 10.0% on a fully phased in basis.
- BB&T's 4Q15 LCR was 130% driven by strong deposit growth and the acquisitions
- BB&T's 4Q15 liquid asset buffer was 13.5% (high quality liquid assets as a percentage of total assets)

1 Current quarter regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented. The ratio for periods prior to 2015 is the Tier 1 common equity ratio, which was based on the definition used for the SCAP assessment. This ratio was a non-GAAP measure. BB&T's management used this measure to assess the quality of capital and believes that investors found the measure useful in their analysis of the Corporation. This capital measure was not necessarily comparable to similar capital measures that may be presented by other companies. Management believes this measure was fairly comparable to Common Equity Tier 1 capital, which is required under Basel III.

2 Under Transitional Approach

12

Community Banking Segment

Serves individual and business clients by offering a variety of loan and deposit products and other financial services[4]

($ in millions)	4Q15	Inc/(Dec) vs 3Q15	Inc/(Dec) vs 4Q14
Net Interest Income	$ 855	$ 83	$ 125
Noninterest Income[1]	331	(8)	2
Provision for Credit Losses	39	35	19
Noninterest Expense[2]	718	26	73
Income Tax Expense	157	5	13
Segment Net Income	$ 272	$ 9	$ 22

Highlighted Metrics

($ in billions)

	4Q15	Change: Link[3]	Change: Like
Total Commercial Loans	$43.8	40.9%	14.1%
Direct Retail Lending	$10.1	66.4%	27.3%
Money Market and Savings	$44.5	31.0%	16.7%
Noninterest Bearing Deposits	$40.3	25.3%	15.9%

Comments[3]

- Commercial production increased $617 million, or 16.7%, compared to 4Q14
- Direct Retail Lending production increased $325 million, or 44.7%, compared to 4Q14
- Approximately $47 million of the Net Interest Income increase on a linked quarter basis was attributable to the Susquehanna acquisition
- Noninterest Expense increase on a linked quarter basis was primarily due to the Susquehanna acquisition
- BB&T has received regulatory approval for its merger with National Penn, which is expected to close April 1, 2016 and systems conversion in the 3rd quarter

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production
4 Community Bank's financial results include the impact of the Susquehanna Bank branch performance from the system conversion date of November 9th. Prior to conversion the banking performance was included in Other, Treasury & Corporate Segment

13

Residential Mortgage Banking Segment

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	4Q15	Inc/(Dec) vs 3Q15	Inc/(Dec) vs 4Q14
Net Interest Income	$ 111	$ (5)	$ (9)
Noninterest Income[1]	79	(14)	(22)
Provision for Credit Losses	8	(2)	46
Noninterest Expense[2]	102	(3)	(25)
Income Tax Expense	31	(4)	(19)
Segment Net Income	$ 49	$ (10)	$ (33)

Highlighted Metrics

($ in billions)

	4Q15	Change Link[4]	Change Like
Retail Originations	$ 1.5	(17.3%)	(14.8%)
Correspondent Purchases	$ 2.0	(37.5%)	(3.8%)
Total Production	$ 3.5	(29.9%)	(9.1%)
Loan Sales	$ 3.1	(36.8%)	(16.9%)
Loans Serviced for others (EOP)	$ 91.1	3.0%	1.0%

Comments[4]

- The production mix was 58% purchase / 42% refinance in 4Q15 vs. 67% / 33% in 3Q15
- Noninterest income decreased vs. 3Q15 due to lower production
- Decrease in net interest income vs. 4Q14 driven by lower HFI balances due to current strategy of selling substantially all conforming originations
- Decrease in noninterest expense vs. 4Q14 primarily reflects a charge related to a review of mortgage lending processes in the earlier quarter
- Credit quality[3]:
  - 30+ days and still accruing delinquency of 2.70%
  - Nonaccruals of 0.57%
  - Net charge-offs of 0.19%

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on Loans Held for Investment
4 Linked quarter growth rates annualized except for production and sales

14

Dealer Financial Services Segment

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	4Q15	Inc/(Dec) vs 3Q15	Inc/(Dec) vs 4Q14
Net Interest Income	$ 192	$ 9	$ 20
Noninterest Income[1]	4	1	3
Provision for Credit Losses	78	11	(2)
Noninterest Expense[2]	50	2	12
Income Tax Expense	26	(1)	5
Segment Net Income	$ 42	$ (2)	$ 8

Highlighted Metrics

($ in billions)

	4Q15	Change: Link[4]	Change: Like
Retail Loan Production	$ 1.0	(12.7%)	(3.3%)
Loan Yield	6.57%	(0.02%)	(0.37%)
Operating Margin[3]	74.5%	0.3%	(3.5%)
Net Charge-offs	2.02%	0.18%	0.10%

Comments[4]

- Asset quality in Dealer Finance continues to exhibit strong performance compared to industry norms
  - Regional Acceptance continues to perform within management's risk appetite and seasonal expectations
- Regional Acceptance continues to generate solid loan growth
  - Regional Acceptance average loans increased 5.8% vs. 4Q14
- Hann Financial auto leasing, part of the Susquehanna acquisition, is now included in Dealer Financial Services segment
  - These balances have started to run off as BB&T has ceased originations in this business
  - BB&T is expanding indirect auto lending in the Northeast

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

15

Specialized Lending Segment

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	4Q15	Inc/(Dec) vs 3Q15	Inc/(Dec) vs 4Q14
Net Interest Income	$ 126	$ 3	$ 18
Noninterest Income[1]	73	13	4
Provision for Credit Losses	12	2	(1)
Noninterest Expense[2]	90	10	14
Income Tax Expense	26	2	3
Segment Net Income	$ 71	$ 2	$ 6

Highlighted Metrics

($ in billions)

	4Q15	Change: Link[4]	Change: Like
Loan Originations	$ 5.0	4.7%	11.5%
Loan Yield	4.53%	0.12%	0.12%
Operating Margin[3]	54.8%	(1.5%)	(2.3%)
Net Charge-offs	0.25%	(0.01%)	0.04%

Comments[4]

- Sheffield Financial's loan growth continues to be solid:
  - Average loans increased 14.0% vs. 4Q14
  - 4Q15 production increased 6.9% compared to 4Q14
- Grandbridge continued strong commercial mortgage banking production
  - 4Q15 mortgage banking fees increased $7.7 million compared to 3Q15
- Equipment Finance experienced strong new business volume
  - 4Q15 production increased 7.3% compared to 4Q14

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

16

Insurance Services Segment

BB&T

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	4Q15	Inc/(Dec) vs 3Q15	Inc/(Dec) 4Q14
Net Interest Income	$ 2	$ (1)	$ (1)
Noninterest Income[1]	388	35	(33)
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	331	10	8
Income Tax Expense	23	9	(13)
Segment Net Income	$ 36	$ 15	$ (29)

Highlighted Metrics

($ in millions)

	4Q15	Change: Link[4]	Change: Like
Noninterest Income	$ 388	39.3%	(7.8%)
Number of Stores[3]	197	1	(1)
EBITDA Margin[5]	19.2%	5.3%	(3.6%)

Comments[4]

- BB&T Insurance generated insurance commission revenue[6] growth vs 4Q14:
  - (0.9%) for Retail / 4.4% for Wholesale
  - 1.6% for Total Insurance
- Higher noninterest income vs 3Q15 was primarily due to seasonality in property and casualty commissions
- Lower noninterest income vs. 4Q14 quarter was primarily due to the sale of American Coastal
- Insurance produced P&C and EB YTD new business growth vs 2014:
  - 1.8% for Retail / 4.1% for Wholesale
  - 3.3% for Total Insurance
- YTD same store sales growth[6] of 1.4% vs 2014

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and $2.6 million of one-time merger related charges
3 U.S. Locations, count includes shared locations
4 Linked quarter growth rates annualized except for production and sales
5 Excludes American Coastal and merger related and restructuring charges
6 Excludes American Coastal

17

Financial Services Segment

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	4Q15	Inc/(Dec) vs 3Q15	Inc/(Dec) vs 4Q14
Net Interest Income	$ 144	$ 10	$ 24
Noninterest Income[1]	220	(10)	(6)
Provision for Credit Losses	(3)	(24)	(20)
Noninterest Expense[2]	202	(9)	-
Income Tax Expense	62	12	14
Segment Net Income	$ 103	$ 21	$ 24

Highlighted Metrics

($ in billions)

	4Q15	Change Link[4]	Change Like
Average Loan Balances	$ 14.6	27.5%	28.6%
Average Deposits	$ 29.9	6.0%	9.2%[5]
Total Invested Assets	$ 130.6	26.8%	9.8%
Invested Assets Noninterest Income ($ in millions)	$ 131.1	10.2%	5.9%
Operating Margin[3]	44.5%	2.5%	2.9%

Comments[4]

- Average loan and deposit growth was driven by:
  - Corporate Banking, which generated
    - 29.2% loan growth vs. 3Q15
    - 29.2% loan growth vs. 4Q14
  - BB&T Wealth, which generated
    - 15.6% loan growth and 20.7% transaction deposit growth vs. 3Q15
    - 26.9% loan growth and 17.9%[5] transaction deposit growth vs. 4Q14
- Decrease in noninterest income vs. 3Q15 was driven by lower SBIC partnership income and Investment Banking revenues
- BB&T Retirement and Institutional Services received the #1 distinction for client satisfaction for the 2nd year in a row and received 42 Best in Class Awards in the annual *PlanSponsor* survey
- Susquehanna acquisition provided $4.9 billion in invested assets and was the primary driver of the 4Q15 increase

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales
5 Adjusted to exclude the 2015 inclusion of BB&T Wealth trust and other personal deposits residing in commercial products

18

19

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Capital Measures[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015	Dec. 31 2014
Selected Capital Information					
Risk-based capital:	Basel III[4]				Basel I
Common equity tier 1	$ 17,081	$ 16,822	$ 16,031	$ 15,755	N/A
Tier 1	19,682	19,422	18,633	18,320	$ 17,840
Total	23,755	23,612	21,896	21,654	21,381
Risk-weighted assets[2]	166,784	165,990	154,493	150,092	143,675
Average quarterly tangible assets	209,131	195,623	182,444	180,790	179,785
Risk-based capital ratios:					
Common equity tier 1	10.2%	10.1%	10.4%	10.5%	N/A
Tier 1	11.8	11.7	12.1	12.2	12.4%
Total	14.2	14.2	14.2	14.4	14.9
Leverage capital ratio	9.8	9.9	10.2	10.1	9.9
Equity as a percentage of total assets	13.0	13.1	13.2	13.1	13.0
Common equity per common share	$ 31.66	$ 31.56	$ 30.64	$ 30.48	$ 30.09
Selected non-GAAP Capital Information[3]					
Tangible common equity as a percentage of tangible assets	7.7%	7.7%	8.1%	8.0%	8.0%
Tangible common equity per common share	$ 19.82	$ 19.77	$ 20.21	$ 20.13	$ 19.86

1 Current quarter regulatory capital is preliminary
2 Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented
3 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.
4 Under transitional approach

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Non-GAAP Reconciliations[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015	Dec. 31 2014
Calculations of tangible common equity, tangible assets and related measures[2]:					
Total shareholders' equity	$ 27,340	$ 27,264	$ 25,132	$ 24,738	$ 24,377
Less:					
Preferred stock	2,603	2,603	2,603	2,603	2,603
Noncontrolling interests	34	40	52	96	88
Intangible assets	9,234	9,198	7,655	7,480	7,374
Tangible common equity	$ 15,469	$ 15,423	$ 14,822	$ 14,559	$ 14,312
Total assets	$ 209,947	$ 208,809	$ 191,017	$ 189,228	$ 186,834
Less:					
Intangible assets	9,234	9,198	7,655	7,480	7,374
Tangible assets	$ 200,713	$ 199,611	$ 183,362	$ 181,748	$ 179,460
Tangible common equity as a percentage of tangible assets	7.7%	7.7%	8.1%	8.0%	8.0%
Tangible common equity	$ 15,469	$ 15,423	$ 14,822	$ 14,559	$ 14,312
Outstanding shares at end of period (in thousands)	780,337	780,150	733,481	723,159	720,698
Tangible common equity per common share	$ 19.82	$ 19.77	$ 20.21	$ 20.13	$ 19.86

1 Current quarter regulatory capital is preliminary

2 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

22

Non - GAAP Reconciliations 1 23 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures pro vide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Quarter Ended Dec. 31 Sept. 30 June 30 March 31 Dec. 31 Efficiency and Fee Income Ratios 2015 2015 2015 2015 2014 Efficiency ratio - GAAP 62.4% 64.1% 69.8% 60.7% 58.3% Effect of merger - related and restructuring charges, net (1.9) (3.1) (1.1) (0.5) (0.7) Effect of loss on sale of American Coastal - - (0.8) - - Effect of mortgage reserve adjustments - - - - (1.1) Effect of loss on early extinguishment of debt - - (7.1) - - Effect of franchise tax adjustment - - - - 0.6 Effect of FDIC loss share accounting - - (0.1) (0.1) (0.1) Effect of foreclosed property expense (0.4) (0.6) (0.6) (0.6) (0.4) Effect of amortization of intangibles (1.3) (1.2) (0.9) (1.0) (1.0) Efficiency ratio - reported 58.8% 59.2% 59.2% 58.5% 55.6% Fee Income ratio - GAAP 39.7% 39.7% 43.0% 42.5% 42.7% Effect of loss on sale of American Coastal - - 0.6 - - Effect of FDIC loss share accounting 2.1 2.4 2.7 3.3 3.5 Fee Income ratio - reported 41.8% 42.1% 46.3% 45.8% 46.2% Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Pr io r period information has been revised to conform to the current presentation

24 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity withou t t he impact of intangible assets and their related amortization. Non - GAAP Reconciliations 1 (Dollars in millions) Quarter Ended Dec. 31 Sept. 30 June 30 March 31 2015 Dec. 31 2014 Return on Average Tangible Common Shareholders' Equity 2015 2015 2015 Net income available to common shareholders $ 502 $ 492 $ 454 $ 488 $ 551 Plus: Amortization of intangibles, net of tax 21 18 14 13 14 Tangible net income available to common shareholders $ 523 $ 510 $ 468 $ 501 $ 565 Average common shareholders' equity $ 24,736 $ 23,957 $ 22,210 $ 21,883 $ 21,895 Less: Average intangible assets 9,224 8,666 7,496 7,366 7,385 Average tangible common shareholders' equity $ 15,512 $ 15,291 $ 14,714 $ 14,517 $ 14,510 Return on Average Tangible Common Shareholders ' Equity 13.37% 13.23% 12.76% 14.00% 15.45% Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Pr io r period information has been revised to conform to the current presentation

Non-GAAP Reconciliations[1]

Reported net interest margin vs. core net interest margin	Quarter Ended Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015	Dec. 31 2014
Reported net interest margin - GAAP	3.35%	3.35%	3.27%	3.33%	3.36%
Adjustments to interest income for assets acquired:					
Effect of securities acquired from FDIC	(0.03)	(0.04)	(0.04)	(0.06)	(0.06)
Effect of loans acquired from FDIC and PCI	(0.11)	(0.07)	(0.08)	(0.10)	(0.11)
Effect of purchase accounting marks on non-PCI loans acquired from Susquehanna	(0.07)	(0.08)	-	-	-
Adjustments to interest expense:					
Effect of purchase accounting marks on time deposits assumed from Susquehanna	(0.02)	(0.01)	-	-	-
Effect of interest expense related to acquired assets	-	-	0.01	0.01	0.01
Core net interest margin	3.12%	3.15%	3.16%	3.18%	3.20%

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and purchased credit impaired ("PCI") loans acquired from Susquehanna. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans and deposits acquired from Susquehanna. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets

25

Non - GAAP Reconciliations 1 26 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a g reater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. (Dollars in millions) For the Quarter Ended Adjusted return on average assets Dec. 31, 2015 Net income $542 Plus: merger - related and restructuring charges, net of tax 33 Adjusted net income $575 Average assets $209,217 Plus: impact of merger - related and restructuring charges, net of tax 17 Adjusted average assets $209,234 Return on average assets (excluding merger - related and restructuring charges), as adjusted 1.09%

Non - GAAP Reconciliations 1 27 (Dollars in millions) 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a g reater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Adjusted return on average tangible common shareholders’ equity For the quarter ended December 31, 2015 Net Income Available to Common Shareholders $502 Plus: Amortization of intangibles, net of tax 21 Merger - related and restructuring charges, net of tax 33 Adjusted tangible net income available to common shareholders $556 Average common shareholders' equity $24,736 LESS: Average intangible assets 9,224 PLUS: Average merger - related and restructuring charges, net of tax 17 Adjusted average tangible shareholders' equity $15,529 Adjusted return on average tangible common shareholders' equity 14.19%

Non-GAAP Reconciliations[1]

(Dollars in millions)

Link Quarter Average Balance Growth Adjusted for Acquisitions

Loans	December 31, 2015			Link Qtr	
	Reported	Acquired	Adjusted	Adj Growth	Ann.
Commercial and industrial	$ 48,047	$ (4,070)	$ 43,977	$ 848	7.8 %
CRE - income producing properties	13,264	(2,381)	10,883	67	2.5
CRE - construction and development	3,766	(863)	2,903	12	1.6
Dealer floor plan	1,164	-	1,164	108	40.6
Direct retail lending	10,896	(2,255)	8,641	237	11.2
Sales finance	10,533	(1,710)	8,823	(406)	(17.5)
Revolving credit	2,458	(7)	2,451	37	6.1
Residential mortgage	30,334	(1,828)	28,506	(432)	(5.9)
Specialized lending subsidiaries	13,281	(744)	12,537	227	7.3
Subtotal	**133,743**	**(13,858)**	**119,885**	**698**	**2.3**
Purchased credit-impaired loans (PCI)	1,070	(229)	841	(98)	(41.4)
Total average loans and leases HFI	**$ 134,813**	**(14,087)**	**$ 120,726**	**$ 600**	2.0 %

	September 30, 2015		
	Reported	Acquired	Adjusted
Commercial and industrial	$ 46,462	$ (3,333)	$ 43,129
CRE - income producing properties	12,514	(1,698)	10,816
CRE - construction and development	3,502	(611)	2,891
Dealer floor plan	1,056	-	1,056
Direct retail lending	9,926	(1,522)	8,404
Sales finance	10,386	(1,157)	9,229
Revolving credit	2,421	(7)	2,414
Residential mortgage	30,384	(1,446)	28,938
Specialized lending subsidiaries	12,837	(527)	12,310
Subtotal	**129,488**	**(10,301)**	**119,187**
Purchased credit-impaired loans (PCI)	1,052	(113)	939
Total average loans and leases HFI	**$ 130,540**	**(10,414)**	**$ 120,126**

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

28

Non - GAAP Reconciliations 1 29 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. (Dollars in millions) September 30 , 2015 Reported Acquired Adjusted Noninterest - bearing deposits $ 44,153 (1,988) $ 42,165 Interest checking 22,593 (2,624) 19,969 Money market and savings 59,306 (3,397) 55,909 Subtotal 126,052 (8,009) 118,043 Time deposits 16,837 (2,949) 13,888 Foreign office deposits - interest - bearing 948 - 948 Total deposits $ 143,837 (10,958) $ 132,879 Deposits December 31, 2015 Link Qtr Reported Acquired Adjusted Adj Growth Ann. Noninterest - bearing deposits $ 45,824 $ (2,860) $ 42,964 799 7.5 % Interest checking 24,157 (3,966) 20,191 222 4.4 Money market and savings 61,431 (4,986) 56,445 536 3.8 Subtotal 131,412 (11,812) 119,600 1,557 5.2 Time deposits 16,981 (3,742) 13,239 (649) (18.5) Foreign office deposits - interest - bearing 98 - 98 (850) NM Total deposits $ 148,491 (15,554) $ 132,937 58 0.2 % Link Quarter Average Balance Growth Adjusted for Acquisitions